Exhibit 99.1

For Immediate Release	Contact:	Mark Chapman
mchapman@tambank.com
Tamalpais Bancorp
415-526-6485

Tamalpais Bancorp Shareholders
Approve Name Change at Annual Meeting

New Corporate Name for Parent
Of Tamalpais Bank, Tamalpais Wealth Advisors

San Rafael, CA—June 13, 2008 —Tamalpais Bancorp (NASDAQ: TAMB) today officially became the name of the parent company of Tamalpais Bank and Tamalpais Wealth Advisors.

The name change, from Epic Bancorp, was approved by the company’s shareholders at its annual meeting held on June 9.

“We believe that there will be a positive impact of aligning the three entities at a strategic level, which will allow us to leverage marketing activities and have one brand platform and mission statement for the entire company,” said Mark Garwood, President and CEO.

“By unifying the brand, we believe that it will be easier to educate customers and investors about our product and service messages. We are proud of the reputation that the Tamalpais Bank name has earned for customer responsiveness, corporate responsibility and civic leadership.

“From a marketing and communications perspective, we will be able to market the holding company together with Tamalpais Bank and our wealth management affiliate, Tamalpais Wealth Advisors,” he said. “As we grow and expand beyond our Marin County base, unifying the entire organization under a single identity improves customer and investor recognition.”

The parent company of Tamalpais Bank and Tamalpais Wealth Advisors was originally called San Rafael Bancorp and changed its name to Epic Bancorp in 2004 when it became listed on the NASDAQ stock exchange.

In connection with its name change, the Company has previously reserved and applied to NASDAQ to change its ticker symbol on the NASDAQ Capital Market System to “TAMB”. Along with the new name comes a new, distinctive blue and white logo featuring the familiar mountain icon. The new logo, like the Tamalpais Bancorp name, will increase visibility of all entities to constituents as the Bank increases its focus on small and medium sized companies.

About Tamalpais Bancorp

Tamalpais Bancorp (www.tambancorp.com), based in San Rafael, CA, is the parent company of Tamalpais Bank and Tamalpais Wealth Advisors. The Company had $602 million in assets and $396 million in deposits as of March 31, 2008. Shares of the Company’s common stock are traded on the NASDAQ Capital Market System under the symbol TAMB. For additional information, please contact Mark Garwood at 415-526-6400.

About Tamalpais Bank

Tamalpais Bank (www.tambank.com), a wholly owned subsidiary of Tamalpais Bancorp, operates seven branches in Marin County and loan production offices in Sacramento and Santa Rosa. The branches are located in Corte Madera, Greenbrae, Mill Valley, San Anselmo, downtown San Rafael, Terra Linda and Tiburon/Belvedere. For additional information, please contact Mark Chapman 415-526-6485.

About Tamalpais Wealth Advisors

Tamalpais Wealth Advisors (www.tamwealthadvisors.com) specializes in helping clients of Tamalpais Bank and other high net worth families reach their lifetime financial goals through a collaborative, comprehensive and education-oriented approach to investment management. Tamalpais Wealth Advisors had $279 million in assets under management as of March 31, 2008. For additional information about Tamalpais Wealth Advisors, please call Bill Osher at 415-526-4300.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Tamalpais Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality, changes in securities or financial markets, and certain operating efficiencies resulting from the operations of Tamalpais Bank and Tamalpais Wealth Advisors. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; (4) legislation or regulatory requirements or changes adversely affect the businesses in which the consolidated organization is or will be engaged;(5) the ability to satisfy the requirements of the Sarbanes-Oxley Act and other regulations governing internal controls; (6) volatility or significant changes in the equity and bond markets which can affect overall growth and profitability of our wealth management business and; (7) other risks detailed in the Tamalpais Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Tamalpais Bancorp, investors and others are cautioned to consider these and other risks and uncertainties. Tamalpais Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.